                                  EXHIBIT 10.2

               Loan and Security Agreement dated as of August 5,
               1996, by and between Metretek, Incorporated and First Union National Bank of Florida.

                          LOAN AND SECURITY AGREEMENT


                     $400,000.00 REVOLVING CREDIT FACILITY
                                      AND
                         $421,607.00 TERM LOAN FACILITY




                             METRETEK, INCORPORATED
                                   "BORROWER"



                                      AND


                      FIRST UNION NATIONAL BANK OF FLORIDA
                                     "BANK"




                          DATED:  AS OF AUGUST 5, 1996

                               TABLE OF CONTENTS

                                                                         SECTION
                                                                          NUMBER

1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         -----------
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 -------------
         1.2     Financial Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 ---------------

2.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         ------------------------------
         2.1     Valid Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------------------
         2.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ---------
         2.3     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 -------------------
         2.4     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ----------
         2.5     Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ---------------
         2.6     Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 --------------
         2.7     Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -----
         2.8     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 ----------
         2.9     Location . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------
         2.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -----
         2.11    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -----------------
         2.12    Labor Law Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -----------------
         2.13    Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------
         2.14    Use and Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------------------
         2.15    Judgment Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 --------------
         2.16    Intent and Effect of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------------------------------
         2.17    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------------------
         2.18    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -----
         2.19    Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------------------

3.       THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         ---------
         3.1     Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------
         3.2     Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------
         3.3     Calculation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------------------
         3.4     Overdue Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------------

4.       CONDITIONS PRECEDENT TO BORROWING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         ---------------------------------
         4.1     Conditions Precedent to Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ---------------------------------------
         4.2     Conditions Precedent to Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ------------------------------------

5.       COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         -------------------------
         5.1     Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 --------------------
         5.2     Maintenance of Business and Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 --------------------------------------
         5.3     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ---------
         5.4     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------------
         5.5     Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -----------
         5.6     Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 ---------------------
         5.7     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----
         5.8     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -----
         5.9     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------
         5.10    Merger, Sale, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -----------------
         5.11    Loans and Other Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ---------------------------
         5.12    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------
         5.13    Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 --------
         5.14    No Change in Name, Offices; Removal of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------------------------------------
         5.15    No Sale, Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------

         5.16    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------
         5.17    Payment of Taxes, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ---------------------
         5.18    Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------
         5.19    Compliance; Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------------
         5.20    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------
         5.21    Compliance with Assignment Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -------------------------------
         5.22    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ------------------
         5.23    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 -----------------
         5.24    Minimum Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------------
         5.25    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 --------------------
         5.26    Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------
         5.27    Total Liabilities to Tangible Net Worth Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------------------------------------------
         5.28    Aggregate Indebtedness Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ---------------------------------
         5.29    Deposit Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------
         5.30    Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -----------------
         5.31    Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ----------

6.       DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         -------
         6.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -----------------
         6.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------
         6.3     Receiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 --------

7.       SECURITY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         ------------------
         7.1     Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 -----------------
         7.2     Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------
         7.3     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----------------
         7.4     Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -----
         7.5     Deposits; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------------------
         7.6     Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ------------
         7.7     Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------
         7.8     Tangible Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -------------------
         7.9     Waiver of Marshalling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ---------------------

8.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         -------------
         8.1     No Waiver, Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 ------------------------------
         8.2     Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ---------------------------
         8.3     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------
         8.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------
         8.5     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -------------
         8.6     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ----------------------
         8.7     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------
         8.8     No Usury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------
         8.9     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------
         8.10    Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ---------
         8.11    Jurisdiction, Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 --------------------------------
         8.12    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------------
         8.13    Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ----------
         8.14    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 --------------------

                          LOAN AND SECURITY AGREEMENT



THIS AGREEMENT (the "Agreement"), dated as of August 5, 1996 between METRETEK, INCORPORATED, a Florida corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association (the "Bank");

            Whereas, Borrower is currently indebted to the Bank pursuant to that certain Consolidation Promissory Note and Security Agreement dated May 2, 1995 in the principal amount of $1,300,000.00 (the "Consolidation Note"); and

            Whereas, the current outstanding principal balance of the Consolidation Note as of the date of this Agreement is $821,607.00; and

            Whereas, the Bank has agreed to renew the Consolidation Note on the terms and conditions hereinafter set forth;

            Now, therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

            1.1         Defined Terms.

                        "Account" shall mean any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                        "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

                        "Adjusted Total Assets" shall mean total assets less intangible assets.

                        "Adjusted Total Liabilities" shall mean total liabilities less subordinated debt.

                        "Advance" shall mean an advance of proceeds of the Revolving Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                        "Advance Date" shall mean the date as of which an Advance is made.

                        "Advance Request" shall mean the written request for an Advance under the Revolving Loan as identified in Section 3.1(f) hereof.

                        "Affiliate" of a named Person shall mean (a) any Person owning 10% more of the voting stock or rights of such named Person or of which the named Person owns 10% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

                        "Borrowing Base" shall have the meaning set forth in
Section 3.1(e) hereof.

                        "Business Day" shall mean a weekday on which commercial banks are open for business in Orlando, Florida.

                        "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                        "Code" shall mean the Uniform Commercial Code, as in effect in Florida from time to time.

                        "Collateral" means the following property of the Borrower, wherever located and whether now owned or hereafter acquired: (a) all Inventory; (b) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (c) all Equipment; (d) any other collateral in which the Bank may be hereafter granted a security interest or Lien; (e) all funds on deposit with or under the control of the Bank or its agents or correspondents; and (f) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

                        "Debt" shall mean all liabilities of a Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations,
(d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

                        "Default Rate" shall mean a rate equal to the lesser of 18% or highest rate of interest allowed by law.

                        "Eligible Domestic Accounts" shall mean all Accounts (valued net of any sales tax included in the invoiced amount, the maximum amount of any discounts or other reductions) arising from the sale of Inventory to an Account Debtor or from the performance of services by the Borrower payable not more than sixty (60) days after the due date of invoice and as to which the Bank has a first priority perfected security interest subject only to Permitted Liens, excluding (a) Accounts outstanding for sixty (60) days or more from the due date of the invoice; (b) all Accounts owed by an Account Debtor if more than 50% of the Accounts owed by such Account Debtor (or any Affiliate) to the Borrower are ineligible because they are aged beyond sixty (60) days of the due date of the invoice; (c) Accounts owing from any Affiliate of the Borrower;
(d) Accounts owed by a creditor of the Borrower or which are in dispute or subject to any counterclaim, contra-account or offset; (e) Accounts owing by any Account Debtor which is insolvent or generally unable to pay its debts as they become due; (f) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (g) Accounts owed by an Account Debtor outside the United States; (h) Accounts owed by the United States of America unless the Borrower shall have complied with the federal Assignment of Claims Act; (j) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not ben completely performed except for Accounts arising from software maintenance contracts or which do not represent a final sale; (k) the total Accounts owed by an Account Debtor and its Affiliates which exceed a credit limit established by the Bank in its discretion (to the extent of such excess); (l) Accounts evidenced by a note or other instrument, or Chattel Paper or reduced to judgment; (m) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by the Borrower's creditors or other third parties or which are owed by Account Debtors as to whom any creditor of the borrower (including any bonding company) has lien rights; and (n) other Accounts the validity, collectibility or amount of which is determined in good faith by the Borrower or the Bank to be doubtful. No Accounts shall be Eligible Domestic Accounts if any representation, warranties or covenants herein relating thereto shall be in default.

                        "Eligible Foreign Accounts" shall mean all Accounts owed by an Account Debtor including, without limitation, Metretek Europe, with an invoice address outside the United States which otherwise meet the criteria of Eligible Domestic Accounts.

                        "Eligible Inventory" shall mean the raw materials of the Borrower as to which the Bank has a first priority perfected security interest subject only to Permitted Liens, of a kind usually and customarily sold by the Borrower and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, materially impaired in condition, value or marketability in the good faith opinion of the Bank. Eligible Inventory shall be valued at book value. No Inventory shall be Eligible Inventory if any representation, warranty, or covenant herein relating to such Inventory is in default.

                        "Equipment" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code.

                        "Event of Default" shall mean any event specified as such in Section 6.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

                        "Guarantor" shall mean Marcum Natural Gas Services, Inc. and any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Indebtedness.

                        "Guaranty Agreement" shall mean any guaranty instrument now or hereafter executed and delivered by any Guarantor to the Bank, as it may be modified.

                        "Indebtedness" shall mean all obligations now or hereafter owed to the Bank by the Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, sums advanced to pay overdrafts on any account maintained by the Borrower with the Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of the Borrower, amounts paid by the Bank under letters of credit or drafts accepted by the Bank for the account of the Borrower, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Bank which the Bank pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

                        "Inventory" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

                        "Lien" (collectively "Liens") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

                        "Loan" (collectively "Loans") shall mean the Revolving Loan and the Term Loan identified in Section 3.1 and Section 3.2 hereof.

                        "Loan Documents" shall mean this Agreement, any other Security Agreement, any Note, any Guaranty Agreement, the Advance Requests, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

                        "Maximum Revolving Loan Amount" shall mean $400,000.00 or such other greater amount as the Bank may consent to in writing from time to time at the request of Borrower.

                        "Note" (collectively "Notes") shall mean the Revolving Note and the Term Note as defined in Section 3.1 and Section 3.2 hereof, and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

                        "Permitted Debt" shall mean (a) the Indebtedness; (b) Debt to Affiliates; (c) trade accounts payable and other accrued expenses arising in the ordinary course of business; (d) capital lease obligations existing on the date hereof or arising after the date hereof as permitted by this Agreement; (e) accrued compensation and accrued taxes; (f) existing note payable to McLean Enterprises; and (g) such other Debt as the Bank may consent to in writing from time to time.

                        "Permitted Liens" shall mean (a) Liens securing the Indebtedness; (b) Liens for taxes or other governmental charges and other statutory Liens; (c) Liens of mechanics, materialmen, warehousemen, carriers or similar statutory Liens securing obligations incurred in the ordinary course of business; (d) Liens resulting from deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of statutory obligations, surety and appeal bonds, bonds or contracts (other than for payment of Debt), or leases made in the ordinary course of business; (e) landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Bank's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein; and (f) such other Liens as the Bank may consent to in writing from time to time.

                        "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

                        "Prime Rate" shall mean that index rate of interest per annum announced from time to time by the Bank (or its successor) as its "prime rate" or "prime lending rate" (which rate shall not necessarily be the best or lowest rate for any particular type of loan or for loans to any particular class or category of customer). A change in the Prime Rate shall become effective from the beginning of the day on which such change is announced by the Bank.

                        "Security Agreement" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower or other Person granting the Bank a security interest in any Collateral to secure the Indebtedness.

                        "Subsidiary" shall mean any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

                        "Tangible Net Worth" shall mean Adjusted Total Assets less Adjusted Total Liabilities.

            1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Bank to the Borrower.

            2.1 Valid Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Florida and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower and each other Person which is a party to any Loan Document (other than the Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

            2.2 Authority. The execution, delivery and performance thereof by the Borrower and each other Person (other than the Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, or material instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

            2.3 Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to the Bank or arising in the ordinary course of business, neither the Borrower nor (to the knowledge of the Borrower) any Guarantor has any material contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on Exhibit 2.3 (if any). The Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the conditions or future prospects of the Borrower or any Guarantor which has not been fully disclosed to the Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to the Bank.

            2.4 Litigation. There are no suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Borrower, (to the Borrower's knowledge) any Guarantor, or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Borrower or such Guarantor.

            2.5 Agreements, Etc. The Borrower is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is the Borrower in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

            2.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

            2.7 Title. The Borrower has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. The Borrower alone has full ownership rights in all Collateral.

            2.8 Collateral. The security interests granted to the Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens and to matters under the direct control of the Bank. All of the Collateral is intended for use solely in the Borrower's business.

            2.9 Location. The chief executive office of the Borrower where the Borrower's business records are located is the address designated for notices in Section 8.4 and the Borrower has no other places of business except as shown on Exhibit 2.9, if any.

            2.10 Taxes. The Borrower has filed all federal and state income and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due, other than taxes being contested by Borrower in good faith. The Borrower is not subject to any federal, state or local tax Liens nor has the Borrower received any notice of deficiency or other official notice to pay any taxes. The Borrower has paid all sales and excise taxes due and payable by it.

            2.11 Withholding Taxes. The Borrower has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

            2.12 Labor Law Matters. No goods or services have been or will be knowingly produced by the Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

            2.13 Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) not subject to any defense, setoff, claim or counterclaim of a material nature against the Borrower except as to which the Borrower has notified the Bank in writing; and
(c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Bank in writing. Each Account included in any Advance Request, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

            2.14 Use and Location of Collateral. The Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's location or locations as described herein, or such other place or places as are appropriate, necessary or desirable in the ordinary course of business. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless the Bank has otherwise agreed in writing.

            2.15 Judgment Liens. Neither the Borrower, nor any of its assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

            2.16 Intent and Effect of Transactions. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not render the Borrower insolvent nor is the Borrower insolvent on the date of this Agreement; (c) do not leave the Borrower with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and
(d) are not entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

            2.17 Hazardous Materials. The Borrower's property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials in violation of any applicable statute or regulation.

            2.18 ERISA. The Borrower has furnished to the Bank true and complete copies of the latest annual report required to be filed pursuant to
Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA ("Reportable Event"), or the filing of a notice of intent to terminate under
Section 4041 of ERISA. The Borrower has no unfunded liability with respect to any such plan.

            2.19 Investment Company Act. The Borrower is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

3.          THE LOANS

            3.1 Revolving Loan. The Bank may in its discretion lend to the Borrower a total principal amount not to exceed the Maximum Revolving Loan Amount (the "Revolving Loan") for working capital to be used in the operation of the Borrower's business. The Revolving Loan shall be evidenced by and payable in accordance with the terms of a renewal promissory note in the face amount of $400,000.00 dated of even date herewith (the "Revolving Note"). The Revolving Note shall evidence the outstanding principal balance of the Loan, as it may change from time to time. ADVANCES UNDER THE REVOLVING LOAN ARE DISCRETIONARY WITH THE BANK AND THE PRINCIPAL BALANCE OF THE REVOLVING LOAN, OR SO MUCH THEREOF AS MAY BE ADVANCED, SHALL BE

PAYABLE IN FULL ON DEMAND. Advances under the Revolving Loan shall be subject to the following terms:

                        (a) Advances of proceeds of the Revolving Loan shall be limited to the Maximum Revolving Loan Amount at any time outstanding; provided, however, that the Maximum Revolving Loan Amount shall be reduced by the Borrower to $300,000.00 for thirty (30) consecutive days during calendar year 1996 and shall be further reduced by the Borrower to $200,000.00 for thirty (30) consecutive days during calendar year 1997.

                        (b) Should there occur any overdraft of any deposit account maintained by the Borrower with the Bank, the Bank may, at its option, disburse funds (whether or not in excess of the Maximum Revolving Loan Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Bank;

                        (c) All Advances by the Bank to or for the account of the Borrower, whether or not in excess of the Maximum Revolving Loan Amount, shall be considered part of the Indebtedness under the Revolving Note, shall bear interest as provided in the Revolving Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                        (d) The Borrower shall not request and the Bank will not be required to consider requests for Advances after January 31, 1998; provided that the Bank may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Bank after such date (as it may be extended) shall be binding on the Borrower and any Guarantor or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

                        (e) The outstanding balance of the Revolving Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Revolving Loan shall never exceed the lesser of:

                                    (i)         The Maximum Revolving Loan
                                                Amount; and

                                    (ii)        the "Borrowing Base," which
                                                shall be calculated by adding
                                                (A) a sum equal to seventy-five
                                                percent (75%) of the total
                                                amount of Eligible Domestic
                                                Accounts plus (B) a sum equal
                                                to fifty percent (50%) of the
                                                lesser of cost or
                                                fair market value of Eligible
                                                Inventory of the Borrower plus
                                                (C) a sum equal to fifty-five
                                                percent (55%) of Eligible
                                                Foreign Accounts.

The Borrower shall, within ten (10) Business Days of when a Borrowing Base Certificate is due hereunder, pay to the Bank any amount by which the Revolving Loan exceeds the Borrowing Base or the Maximum Revolving Loan Amount, whichever is less. The Bank may, in its discretion, make, or permit to remain outstanding, Advances to the Borrower in excess of the Borrowing Base and/or the Maximum Revolving Loan Amount and all such amounts shall be part of the Revolving Loan and Indebtedness, shall bear interest as provided in the Revolving Note, shall be payable on demand and shall be entitled to all rights and security provided for herein, in the Guaranty, the Security Agreement and all other Loan Documents.

                        (f) Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Revolving Loan. The Borrower shall deliver a written and signed Advance Request to the Bank not later than 12:00 noon, Orlando time, on the Business Day of the proposed Advance Date, in the form attached hereto as Exhibit 3.1, setting forth the amount of the requested Advance, setting forth the Eligible Accounts and Eligible Inventory of the Borrower as of the end of the prior month (together with other components of the Borrowing Base) specifying the date (which shall be a Business Day), and the amount of the proposed Advance of proceeds, and providing such other information as the Bank may require.

            3.2 Term Loan. Subject to the provisions of this Agreement, the Bank shall lend to the Borrower the total principal amount of $421,607.00 (the "Term Loan"). The Term Loan shall be evidenced by and payable in accordance with the terms of a renewal promissory note in the face amount of $421,607.00 dated of even date herewith (the "Term Note").

            3.3 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Bank shall otherwise elect.

            3.4 Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

4. CONDITIONS PRECEDENT TO BORROWING. Prior to any Advance of the proceeds of any Loan, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

            4.1 Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, the Bank will not make the initial Advance under the Loans unless and until the following conditions shall have been satisfied:

                        (a) Loan Documents. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Notes, and other required Loan Documents, all in form and substance satisfactory to the Bank.

                        (b) Supporting Documents. The Borrower shall cause to be delivered to the Bank the following documents:

                                    (i)         A copy of the governing
                                                instruments of the Borrower,
                                                and a good standing certificate
                                                of the Borrower, certified by
                                                the appropriate official of its
                                                state of incorporation and the
                                                State of Florida, if different;

                                    (ii)        Incumbency certificate and
                                                certified resolutions of the
                                                board of directors (or other
                                                appropriate Persons) of the
                                                Borrower and each other Person
                                                executing any Loan Documents
                                                authorizing the execution,
                                                delivery and performance of
                                                the Loan Documents; and

                                    (iii)       UCC-11 searches and other Lien
                                                searches showing no existing
                                                security interests in or Liens
                                                on the Collateral other than
                                                the security interests of the
                                                Bank.

                        (c) Insurance. The Borrower shall have delivered to the Bank satisfactory evidence of insurance meeting the requirements of Section 5.3.

                        (d) Perfection of Liens. UCC-l financing statements and, if applicable, certificates of title covering the Collateral executed by the Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, and the financing statements shall duly have been paid.

                        (e) Subordinations. The Bank shall have received subordinations satisfactory to it from all lessors that might have landlord's Liens on any Collateral.

                        (f) Additional Documents. The Borrower shall have delivered to the Bank all additional opinions, documents, certificates and other assurances that the Bank or its counsel may require.

            4.2 Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request:

                        (a) Advance Request. The Borrower shall have delivered to the bank an Advance Request and other information, as required under in Section 3.1(f).

                        (b) No Default. No default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                        (c) Correctness of Representations. All representations and warranties made by the Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and the Borrower shall have delivered to the Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                        (d) No Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower or any Guarantor from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                        (e) Periodic Report. The Bank shall have received a current Accounts Receivable Report and a current Inventory report (as requested by the Bank from time to time) sufficient in form and substance to calculate and verify the Borrowing Base.

                        (f) Further Assurances. The Borrower shall have delivered such further documentation or assurances as the Bank may reasonably require.

5. COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Borrower:

            5.1 Use of Loan Proceeds. Shall use the proceeds of the Loan only for the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the Bank all evidence that it may reasonably require with respect to such use.

            5.2 Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

            5.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Bank. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Bank, shall name and directly insure the Bank as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to the Bank. In the event of any Default hereunder, Bank is authorized in its sole discretion to cancel any insurance and credit any premium refunded against the unpaid balance due on the Indebtedness.

            5.4 Notice of Default. Shall provide to the Bank immediate notice of (a) the occurrence of an Event of Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien (other than notices pertaining to taxes being contested in good faith) or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

            5.5 Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Bank may desire) by the Bank as the Bank may deem necessary or desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Borrower.

            5.6 Financial Information. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:

                        (a)         Periodic Borrowing Base
Certificates/Compliance Certificates. Within 30 days of the end of each month (or more frequently if required by the Bank), (i) a report listing Accounts and all Eligible Accounts of the Borrower as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Account, the name of each Account Debtor and such other information as the Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to the Bank, (ii) an income statement and a balance sheet prepared in accordance with generally accepted accounting principles, as at the end of any for such month and year-to-date, each certified by the chief financial officer or president of the Borrower or the controller of Guarantor as being materially true and accurate, (iii) a financial covenant compliance certificate in the form set forth in Schedule 5.6 attached; and (iv) a Borrowing Base Certificate in the form set forth in
Schedule 3.1 attached.

                        (b) Financial Reports. Within 90 days after the end of each fiscal year, and 60 days after the end of each fiscal quarter, unaudited management-prepared financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules, prepared in accordance with generally accepted accounting principles;

                        (c) No Default Certificates. Together with each report required by Subsections (a) and (b), shall submit a certificate of its president or chief financial officer or the controller of Guarantor that no Event of Default then exists or if an Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto;

                        (d) Guarantor's Financial Statements. Shall also cause the Guarantor to submit, within ninety (90) days of the close of Guarantor's fiscal year: financial statements for such fiscal year with supporting schedules, if any, including, without limitation, profit and loss statement, balance sheet and statement of cash flows, which statements shall be accompanied by an unqualified independent auditor's report of the certified public accountant regularly serving the Guarantor, with the cost of such audit being paid by Guarantor. Guarantor shall also provide within sixty (60) days of the close of each fiscal quarter, unaudited management-prepared 10Q financial statements appearing in the Guarantor's Form 10-QSB or Form 10-Q, as applicable, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules (if any). Bank shall also promptly receive copies of all press releases issued by Guarantor and any filings by Guarantor as required by the Securities and Exchange Commission.

            The financial statements required above shall be in consolidated and, if required by the Bank, consolidating form for the Borrower and all Subsidiaries required by generally accepted accounting principles to be consolidated for financial reporting purposes. In addition to the financial statements required herein, the Bank reserves the right to require other or additional financial or other information concerning the Borrower, the Guarantor and/or the Collateral, subject to the Bank's assurance of confidential treatment of such information and subject further to the Guarantor's obligations under the federal securities laws and regulations and applicable stock market or stock exchange policies.

            5.7 Debt. Shall not create, assume or permit to exist any Debt, including any guaranties or other contingent obligations, other than (i) Permitted Debt, and (ii) Debt incurred in the ordinary course of business.

            5.8 Liens. Shall not create or permit to exist any Liens on any of its property in excess of $5,000.00, except (i) Permitted Liens, (ii) security interests required by the Loan Documents; (iii) liens for taxes contested in good faith; and (iv) liens accruing by law for employee benefits.

            5.9         Dividends.  Shall not pay or declare any dividends.

            5.10 Merger, Sale, Etc. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business), or sell or otherwise dispose of stock of any Subsidiary.

            5.11 Loans and Other Investments. Except for existing balances set forth in Schedule 5.11 attached, shall not make or permit to exist any advances, investments or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person which total more than $30,000 in the aggregate, except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, (f) travel and expense advances made in the ordinary course of business, and (g) loans and advances to the Guarantor of up to a maximum of $150,000.00 at any point in time during fiscal year 1996 and a maximum of $300,000.00 at any point in time during fiscal year 1997, as long as such activity would not otherwise cause an Event of Default.

            5.12 Change in Business. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

            5.13 Accounts. (a) shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

            5.14        No Change in Name, Offices; Removal of Collateral.
Shall not, unless it shall have given 60 days' advance written notice thereof to the Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9 or Section 2.14.

            5.15 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

            5.16 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

            5.17 Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other assurances).

            5.18 Subordination. Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness.

            5.19 Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment.

            5.20 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent without the Bank's prior written consent, nor shall the Borrower allow an increase over the current level in the amount of loans, advances, or investment in any Subsidiary, except for transactions in the ordinary course of business.

            5.21 Compliance with Assignment Laws. Shall comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

            5.22 Further Assurances. Shall take such further action and provide to the Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

            5.23 Withholding Taxes. Shall pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

            5.24 Minimum Current Ratio. Shall maintain at all times a minimum ratio of total current assets to total current liabilities of 2.00 to 1.00.

            5.25 Capital Expenditures. Shall not make aggregate capital expenditures (including capitalized lease expenditures) in excess of $600,000.00 for fiscal year 1996 or in excess of $100,000.00 for fiscal year 1997 without prior Bank approval.

            5.26 Working Capital. Borrower shall at all times maintain working capital of at least one million eight hundred thousand dollars ($1,800,000.00). "Working capital" shall mean the excess of the Borrower's current assets over the Borrower's current liabilities. For purposes of this computation, "current assets" shall mean all assets computed in accordance with GAAP, adjusted for accounts receivables from Affiliates, and "current liabilities" shall mean all liabilities computed in accordance with GAAP, adjusted for accounts payables to Affiliates.

            5.27        Total Liabilities to Tangible Net Worth Ratio.
Borrower shall at all times maintain a total liabilities, reduced by debt fully subordinated to the Loan, to Tangible Net Worth ratio of not more than .75 to 1.00. For purposes of this computation, "total liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

            5.28 Aggregate Indebtedness Limitation. The aggregate of the Loans is subject to total Bank debt not greater than the lesser of required monthly borrowing base certificate availability or $400,000 plus Term Loan amortized balance.

            5.29 Deposit Relationship. Borrower will maintain its primary depository account with Bank.

            5.30 Change of Control. Shall not permit a material change of ownership or control of the Borrower.

            5.31 Guarantees. Shall not guarantee or otherwise become responsible for obligations of any other person or persons in an aggregate amount in excess of $5,000.00 per fiscal year, other than the endorsement of checks and drafts for collection in the ordinary course of business.

6.          DEFAULT.

            6.1 Events of Default. Each of the following shall constitute an Event of Default:

                        (a) Any representation or warranty made by the Borrower or any other party to any Loan Document (other than the Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                        (b) There shall occur any failure by the Borrower in the payment, within ten (10) Business Days of the date when due, of any principal of or interest on the Notes, any amounts due hereunder or any other Loan Document, including any overage shown on any Borrowing Base Certificate, or any other Indebtedness; or

                        (c) There shall occur any default that continues for ten (10) Business Days by the Borrower or any other party to any Loan Document (other than the Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 6; or

                        (d) Any other obligation now or hereafter owed by the Borrower to the Bank shall be in default or Borrower shall be in default under any material contract or obligation, including, but not limited to, an obligation for borrowed money owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto, which default continues for ten (10) Business Days; or

                        (e) The Borrower or Guarantor shall (i) voluntarily liquidate or terminate operations without prior Bank approval or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                        (f) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of such Person any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding is not dismissed within 120 days; or

                        (g) Any security interest or Lien of the Bank hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered that is not remedied within thirty (30) days after Borrower learns thereof, subject only to Permitted Liens except in the case of Bank's negligence in filing; or

                        (h) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured (subject to standard deductibles and co-payments); or

                        (i) A final judgment in excess of $50,000 shall be rendered against the Borrower or Guarantor and shall remain undischarged, undismissed and unstayed for more than 30 days (except judgments validly covered by insurance with a deductible of not more than $50,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower or Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                        (j) The Borrower or Guarantor shall fail to pay, within ten 10 Business Days of demand, any returned or dishonored draft, check, or other item which has been presented to the Bank and for which the Borrower has received provisional credit; or

                        (k) Any Guarantor shall expressly repudiate or revoke any Guaranty Agreement.

THE FOREGOING ENUMERATION OF EVENTS OF DEFAULT NOTWITHSTANDING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT, RESTRICT, IMPAIR OR DIMINISH THE ABSOLUTE RIGHT OF THE BANK TO DEMAND PAYMENT OF THE REVOLVING LOAN IN FULL, AT ANY TIME, WITHOUT CAUSE.

            6.2 Remedies. If any Event of Default shall occur, the Bank may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans. Should (a) any Event of Default occur and not be cured within thirty (30) days following delivery of written notice thereof by the Bank to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) or (b) any other Event of Default occur, the Bank may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

            6.3 Receiver. In addition to any other remedy available to it, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Borrower and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

7.          SECURITY AGREEMENT.

            7.1         Security Interest.

                        (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Bank, the Borrower hereby pledges to the Bank and gives the Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, whether now owned or hereafter acquired by the Borrower.

                        (b) Except as herein or by applicable law otherwise expressly provided, the Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case the Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Bank to take and the Bank's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Bank of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of the Bank's options, powers or rights under this Agreement or otherwise arising.

                        (c) Upon any transfer of the Notes, the Bank may deliver the Collateral, or any part thereof, to the transferee, as well as any subsequent holder hereof who shall thereupon become vested with all the power and rights herein given to the Bank in respect to the property so transferred and delivered; and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the Collateral so transferred but with respect to any portion of the Collateral not so transferred, the Bank shall retain all rights and powers hereby given.

                        (d) With prior written consent of Bank, which Bank may withhold in its sole and absolute discretion, other Collateral may be substituted for the original Collateral herein, in which event all rights, duties, obligations, remedies and interests provided for, created or granted shall apply fully to such substitute Collateral.

            7.2         Remedies.

                        (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Bank, the Borrower will promptly assemble the Collateral and make it available to the Bank at a place to be designated by the Bank. The Borrower agrees that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. The Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

                        (b) If an Event of Default shall have occurred and be continuing, the Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in the Borrower's name or the Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Borrower appoints the Bank as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to Collateral or its proceeds.

            7.3 Power of Attorney. The Borrower authorizes the Bank at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Bank deems appropriate and the Borrower irrevocably appoints the Bank as its attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Bank deems appropriate to perfect and to continue perfection of the security interest of the Bank. The Borrower hereby appoints the Bank as the Borrower's attorney-in-fact to endorse, present and collect on behalf of the Borrower and in the Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which the Borrower may be owed.

            7.4 Entry. The Borrower hereby irrevocably consents to any act by the Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and the Borrower hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

            7.5 Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, the Borrower authorizes the Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoint the Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

            7.6 Other Rights. The Borrower authorizes the Bank without affecting the Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any Person

(other than the Borrower) and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such Collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any Collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

            7.7 Accounts. After any Event of Default, the Bank may notify any Account Debtor of the Bank's security interest and may direct such Account Debtor to make payment directly to the Bank for application against the Indebtedness. Any such payments received by or on behalf of the Borrower at any time, after an Event of Default, shall be the property of the Bank, shall be held in trust for the Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of the Borrower in an account with the Bank) and shall be immediately delivered to the Bank in the form received. The Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

            7.8 Tangible Collateral. Except as otherwise provided herein or agreed to in writing by the Bank, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Bank, promptly assemble all tangible Collateral for delivery to the Bank or its agents. No tangible Collateral shall be allowed to become a fixture unless the Bank shall have given its prior written authorization.

            7.9 Waiver of Marshalling. The Borrower hereby waives any right it may have to require marshalling of its assets.

8.          MISCELLANEOUS.

            8.1 No Waiver, Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

            8.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to the Borrower, and until this Agreement is formally terminated in writing.

            8.3 Expenses. Whether or not the Loans herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel and paralegals for the Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrower's or Bank's interests therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, the Borrower agrees to pay and hold the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loans and termination of this Agreement.

            8.4 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

            The Bank:         First Union National Bank of Florida
                              Special Assets Department
                              Attn:  L. Anthony Holmes
                              800 North Magnolia Avenue
                              Orlando, Florida 32803

                              Post Office Box 1000
                              Orlando, Florida 32802

            The Borrower:     Metretek, Incorporated
                              300 North Drive
                              Melbourne, Florida 32934
                              Attention:  Ronald W. McKee, President

            8.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

            8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, Guarantor, and the Bank, and their respective successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Bank, and any such assignment made without such consent will be void.

            8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

            8.8 No Usury. Notwithstanding anything contained in this Agreement, the Notes, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Bank or paid by the Borrower, the Borrower shall be entitled to the reimbursement of such excess.

            8.9 Powers. All powers of attorney granted to the Bank are coupled with an interest and are irrevocable.

            8.10 Approvals. If this Agreement calls for the approval or consent of the Bank, such approval or consent may be given or withheld in the discretion of the Bank unless otherwise specified herein.

            8.11        Jurisdiction, Service of Process.

                        (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any court in respect thereof may be brought in the courts of Orange County, Florida or in the U.S. District Court for the Middle District of Florida as the Bank

(in its sole discretion) may elect, and the Borrower hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                        (b)         In addition, the Borrower hereby
irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Orange County, Florida or the U.S. District Court for the Middle District of Florida, as selected by the Bank, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Orange County, Florida or in such District Court has been brought in an inconvenient forum.

            8.12 Entire Agreement. This Agreement and the other instruments referred to herein contain the entire agreement of the parties pertaining to its subject matter and supersede all prior written and oral agreements pertaining hereto. This Agreement may be modified only in writing executed by the Bank and Borrower.

            8.13 Invalidity. The invalidity or unenforceability, whether in general or in any particular circumstance, of any provision of this Agreement, shall not affect its validity or enforceability in any other circumstance, or any other provision hereof. The parties hereto hereby agree that this Agreement shall be so interpreted to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

            8.14 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Witnessed by:                           FIRST UNION NATIONAL BANK OF FLORIDA

- -------------------------------------
                                        By:     /s/ L. Anthony Holmes
Name:                                      -----------------------------------
     --------------------------------   Name:       L. Anthony Holmes
                                             ---------------------------------
- -------------------------------------   Title:        Vice President
Name:                                                     "Bank"

     --------------------------------
             As to Bank

- -------------------------------------   METRETEK, INCORPORATED
Name:
     --------------------------------   By:         /s/ Ronald W. McKee
                                           -----------------------------------
- -------------------------------------   Name:           Ronald W. McKee
                                             ---------------------------------
Name:                                   Title:             President
     --------------------------------         --------------------------------
           As to Borrower                                  "Borrower"

                                  EXHIBIT 2.3
                             CONTINGENT LIABILITIES


            The following are material contingent liabilities of the Borrower, Subsidiaries and/or Guarantors not disclosed in their financial statements:

                                  EXHIBIT 2.9
                              OFFICES OF BORROWER


List any offices of Borrower or any Subsidiary not listed in Section 8.4.


                               Sigma VI
                               305 North Drive, Suite A
                               Melbourne, FL  32935

                               Metretek-Europe, Ltd.
                               Metretek House
                               333 London Road Canberley
                               Surrey, England GuI5 3HQ

                                  EXHIBIT 3.1
                            FORM OF ADVANCE REQUEST

                           FIRST UNION NATIONAL BANK

                           BORROWING BASE CERTIFICATE
                             METRETEK, INCORPORATED

                   MONTHLY REPORT AS OF ____________________

In consideration of your continuing to make available to the undersigned certain credit accommodations, we certify that the following figures accurately represent, in all material respects, the entire amount of eligible accounts receivable and raw materials inventory owing to, and owned by, the undersigned and that such amount continues to be pledged to you as collateral security to all loans owing by this company to you under the Loan and Security Agreement dated August 5, 1996, free and clear of all liens and encumbrances except in your favor.

           Gross Domestic Trade Related A/R

           Less A/R Aged > 60 Days                         (           )

           Less 50% Cross Aged A/R                         (           )
                                                            -----------
           Eligible Domestic A/R
                                                                 75%
                                                            -----------


   A)      Net Eligible Domestic A/R
                                                            -----------

           Gross Foreign Trade Related A/R
           (including Metretek Europe)

           Less A/R Aged > 60 Days                         (           )

           Less 50% Cross Aged A/R                         (           )
                                                            -----------

           Eligible Foreign A/R
                                                               55%
                                                            -----------

   B)      Net Eligible Foreign A/R
                                                            ===========

           Raw Materials Inventory
                                                               50%
                                                            -----------

   C)      Net Eligible Raw Materials Inventory
           (Cap of $400,000)
                                                            ===========


   D)      A + B + C Equals Total Eligible Collateral       $
                                                            ===========

           Revolving Line of Credit Availability            $   400,000

           Scheduled Amortized Term Loan Balance                421,607
                                                            -----------
   E)      Total Debt Availability                          $   821,607
                                                            ===========


Total Debt Outstanding cannot be greater than the lesser of (D) $____________ or (E) $821,607. Total Debt Outstanding at above date equals (F) $________. Additional availability/overage equals the lesser of (D) or (E) less (F) equals
(G) $0.

Eligible Domestic Accounts, Eligible Foreign Accounts, and Eligible Inventory are computed as defined in the Loan and Security Agreement.

The above information is certified as materially correct. No events of default, as defined in the Loan and Security Agreement, exist or have existed, and are continuing, since the date of the last Borrowing Base Certificate.

Certified By:
             ----------------------------    ----------------------   -------
             Name                            Title                    Date

                                  EXHIBIT 5.6

                   FINANCIAL COVENANT COMPLIANCE CERTIFICATE


            We certify that the following reflect the status, as of _______________, of the conditions of the Loan and Security Agreement dated August 5, 1996.


                                     METRETEK, INCORPORATED
- ------------------------
Date
                                     By:
                                        -----------------------------------
                                        Name


                                        -----------------------------------
                                        Title


I.     Working Capital

       Current Assets                          $________

       Less:       Accounts Receivable from
                   affiliate - Marcum Fuel     (_______)
                   Accounts Receivable from
                     employees and officers    (_______)
       Adjusted Current Assets                                   $________

       Current Liabilities                     (_______)

       Plus:  Accounts Payable to
              stockholder - MNG                _________
       Adjusted Current Liabilities                              (________)

       Adjusted Working Capital                                   ________

       Minimum Required Adjusted Working Capital                  ________

       Excess or (Deficit) Adjusted Working Capital              $
                                                                  ========

II.    Current Ratio

       Adjusted Current Assets                 $
                                                ========
       Adjusted Current Liabilities            $________

       Adjusted Current Ratio                                     _________

       Minimum Required Current Ratio                             _________

III.   Debt to Tangible Net Worth

       Total Assets                           $________
       Less:  Intangible Assets               (________)
       Adjusted Total Assets                                     $_________

       Total Liabilities                      _________
       Less: Subordinated Debt                (________)
       Adjusted Total Liabilities                                (_________)

       Tangible Net Worth                                        $=========

       Adjusted Total Liabilities            $_________
       Tangible Net Worth                    $_________

       Debt to Tangible Net Worth                                 _________

       Maximum Debt to Tangible
       Net Worth Allowed                                          _________

                                  EXHIBIT 5.11



                INTERCOMPANY BALANCES FOR METRETEK, INCORPORATED

                                                   June 30, 1996 Balances
                                                       As
                                                   Estimated       Actual
  Metretek Receivable from/(Payable to) Affiliates:

      Marcum Fuel Systems, Inc.                      $174,000     $ 174,152

      Marcum Natural Gas Services, Inc.             ($257,000)   ($ 259,729)



  Metretek Receivable from its Wholly-Owned
  Subsidiaries:

      Sigma VI                                     $ 30,000       $  32,399

      Metretek Europe                              $ 33,307       $  27,794

      Metretek Europe Debenture Receivable         $ 75,000       $  75,000
